Exhibit 10.6

DOMESTIC COMMERCIAL INVOICE DISCOUNT FINANCING
APPLICATION LETTER

No.: YD-009 Guo Nei Shang Tie Zi 2011

To: Bank of China Limited Nanping Branch

According to the Domestic Commercial Invoice Discount Agreement (No. YFR11-001 Nan Shang Tie Zi 2011) between Bank of China Limited Nanping Branch (the “Bank”) and Fujian Yada Group Co., Ltd. (the “Company”), on the basis of transferring all the following receivables to the Bank, the Company applies for discount credits.

ARTICLE 1. Relevant contents of receivable account of conducting domestic commercial invoice discount:

  Details of the Invoices for Discount

No.	Invoice No.	Date	Amount	Expiration	Applied Credit	Note
				Date	Amount
1	00091660	2011-7-2	168,716.40	2012-1-2	151844.76
2	00091661	2011-7-2	69,795.20	2012-1-2	62815.68
3	00091662	2011-7-2	71,012.40	2012-1-2	63912.06
4	00091663	2011-7-4	6,600.00	2012-1-2	5940.00
5	00091664	2011-7-4	123,420.00	2012-1-2	111078.00
6	00091665	2011-7-4	25,320.00	2012-1-2	22788.00
7	00091666	2011-7-7	176,880.00	2012-1-2	159192.00
8	00091667	2011-7-7	134,970.00	2012-1-2	121473.00
9	00091668	2011-7-7	24,378.90	2012-1-2	21941.01
10	00091669	2011-7-11	321,970.00	2012-1-2	289773.00
11	00091670	2011-7-11	94,198.50	2012-1-2	84778.65
12	00062735	2011-7-11	45,292.00	2012-1-2	40762.80
13	00062736	2011-7-11	95,614.20	2012-1-2	86052.78
14	00062737	2011-7-11	44,421.00	2012-1-2	399978.90
15	00062751	2011-7-14	139,923.90	2012-1-2	125931.51
16	00052756	2011-7-18	138,663.00	2012-1-2	124796.70
17	00062757	2011-7-18	14,364.00	2012-1-2	12927.60
18	00062758	2011-7-18	169,979.20	2012-1-2	152981.28
19	00062759	2011-7-18	137,160.00	2012-1-2	123444.00
20	00062760	2011-7-18	83,138.40	2012-1-2	74824.56
21	00062761	2011-7-18	96,225.00	2012-1-2	86602.50
22	00062764	2011-7-20	201,630.00	2012-1-2	181467.00
23	00062765	2011-7-20	88,535.70	2012-1-2	79682.13
24	00062766	2011-7-20	50,518.00	2012-1-2	45466.20
25	00062771	2011-7-21	103,254.60	2012-1-2	92929.14
26	00062772	2011-7-21	27,495.00	2012-1-2	24745.50
27	00062779	2011-7-22	64,150.00	2012-1-2	57735.00
28	00062780	2011-7-22	88,142.10	2012-1-2	79327.89
29	00062781	2011-7-22	59,600.00	2012-1-2	53640.00
30	00062782	2011-7-22	86,295.00	2012-1-2	77665.50
31	00062783	2011-7-22	69,680.00	2012-1-2	62712.00
32	00062784	2011-7-22	60,984.00	2012-1-2	54885.60
33	00062792	2011-7-25	89,810.00	2012-1-2	80829.00
34	00062793	2011-7-25	79,002.30	2012-1-2	71102.07
35	00063415	2011-7-28	336,787.50	2012-1-2	303108.75
36	00063416	2011-7-28	55,000.00	2012-1-2	49500.00
Total					Y3,278,634.57

Exhibit 10.6

ARTICLE 2. DISCOUNT AMOUNT

The amount of discount is (amount in words): RMB Three Million Two Hundred Seventy Eight Thousand Six Hundred Thirty Four Yuan Five Jiao and Seven Fen (amount in number): Y3,278,634.57

ARTICLE 3. TERM OF DISCOUNT

Term of discount: 178 days after the first credit issued by the Bank.

ARTICLE 4. The Interest Rate of Discount Credit and Interest Settlement

1. Discount Interest Rate

Fixed interest rate, an annual interest rate of 5.85%, the contract’s interest rate is fixed within the term of discount credit.

2. Interest Calculation

The calculation of interest starts from the date when the Bank pays the credit fund, based on the actual credit amount and actual days.

Calculation Formula of the Interest: interest= principal * actual days * daily rate

The calculation base of the daily rate is 360 days, reduction formula: daily rate= annual rate / 360.

3. Interest Settlement

The Company will settle the interest according to the 3rd of the following methods:

(1) Quarterly settlement, the settlement date will be the 20th day of the last month of a quarter, and the interest payment date will be the 21st day hereof.

(2) Monthly settlement, the settlement date will be the 20th day of each month, and the 21st day is the interest payment date.

(3) Collecting together with the principal when the term expires.

(4) Collecting the interest in advance and settling the interest when the term expires.

If the payment date of the last term of the credit principal is not an interest payment date, then such a payment date is deemed as the interest payment date, and the Company shall pay all the interest payable.

4. Penalty Interest

(1) In the event of an overdue in the payment of the credit funds, a penalty interest rate as set forth in this article will be imposed on the overdue amount starting from the date of the overdue, till all the principal and the interest has been paid off.

(2) The interest and penalty interest that cannot be paid off in time by the Company shall be settled according to the Article 3 of this section, and a double interest will be charged according to the penalty interest rate set forth in this section.

(3) Penalty interest rate

Exhibit 10.6

A. The penalty interest rate of this product is a floating interest rate. For the financing with a fixed interest rate whose term is within (including) a year, the floating term of the penalty interest rate is the original credit term; for financing with a fixed interest rate whose term exceeds a year, the floating term is one year. In a re-pricing month, the re-pricing day will correspond to the day when the financing term expires; if there’s no such a corresponding date in that month, the re-pricing date shall be the last day of that month.

B. Within the first floating term, the penalty interest rate for overdue credit is the agreed credit interest rate set forth in the first paragraph of Article 1 plus 50%.

C. After each floating term, the benchmark interest rate of the next floating term shall be the loan interest at the corresponding level announced by the People’s Bank of China on the re-pricing date plus / minus (select one) 50%, the overdue credit penalty interest rate shall be the benchmark interest rate plus 50%.

The Bank reserves the recourse right to take all necessary actions for the credit principal and interests from the Company.

It is restated herein that in the event that the above circumstances mentioned in the Domestic Commercial Invoice Discount Agreement occur so that the Bank fails to withdraw the relevant funds in time, the Bank has the right to initiatively withhold funds from the Company’s bank account opened at the Bank (Account No. ) or take other recourse measures.

Contact:
Contact Number:

Fujian Yada Group Co., Ltd.
(Signature and seal)
August 15th, 2011